EXHIBIT 10.7

TRW AUTOMOTIVE HOLDINGS CORP.
2012 STOCK INCENTIVE PLAN

DIRECTOR
RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT, is made effective as of [                    ] (the “Grant Date”), between TRW Automotive Holdings Corp. (the “Company”) and [                        ] (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan and the Deferral Plan (each as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that the Participant be granted the Restricted Stock Units provided for herein pursuant to the Plan, the Deferral Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.                                      Definitions.  Whenever the following terms are used in this Agreement, they shall have the meanings set forth below.  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a)                                 “Deferral Plan” means the Deferred Compensation Plan for Outside Directors, as amended and restated effective November 15, 2012, as the same may be amended, supplemented or modified from time to time.

(b)                                 “Plan” means the TRW Automotive Holdings Corp. 2012 Stock Incentive Plan, as the same may be amended, supplemented or modified from time to time.

(c)                                  “Restricted Stock Unit” means the unfunded, unsecured right of the Participant to receive one share of the Company’s common stock, par value $0.01 per share (the “Shares”).

2.                                      Grant of Restricted Stock Units.  The Company hereby grants to the Participant, subject to the terms and conditions of this Agreement and the Plan, [                      ] Restricted Stock Units. The Participant shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in Shares in respect of the Restricted Stock Units until such Restricted Stock Units have been distributed to the Participant in the form of Shares, subject to any rights the Participant may have to receive deferred dividend equivalent payments with respect to vested Restricted Stock Units pursuant to the Deferral Plan.

3.                                      Vesting; Delivery of Shares Underlying the Restricted Stock Units.

(a)                                 In General.  Subject to Sections 3(b), 3(c) and 3(d), on the first anniversary of the Grant Date, the Restricted Stock Units shall vest and, subject to any deferral election made by Participant under the Deferral Plan, the Company shall thereupon issue or cause there to be transferred to the Participant a number of Shares equal to the aggregate number of Restricted Stock Units granted to the Participant under this Agreement.

(b)                                 Change of Control.  Notwithstanding the foregoing, upon a Change of Control, the Restricted Stock Units shall immediately vest and, subject to any deferral election made by Participant under the Deferral Plan, the Company shall thereupon issue or cause there to be transferred, to the extent not previously canceled or forfeited in accordance with this Section 3, to the Participant a number of Shares equal to the aggregate number of Restricted Stock Units granted to the Participant under this Agreement.

(c)                                  Cancellation of Restricted Stock Units.  Upon the issuance or transfer of Shares in accordance with this Section 3, a number of Restricted Stock Units equal to the number of Shares issued or transferred to the Participant shall be canceled.

(d)                                 Termination of Service on the Board of Directors.  If the Participant ceases to be a member of the Board of Directors of the Company for any reason prior to the vesting of the Restricted Stock Units, the unvested Restricted Stock Units shall be immediately and automatically canceled by the Company without any payment or other consideration and without notice or any other action by the Company.

(e)                                  Shares.  As soon as practicable following the delivery date of the Shares subject to the Restricted Stock Units, the Company shall deliver such Shares in the Participant’s name.  However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the Shares to the Participant, any loss by the Participant of any certificate that may be issued therefore, or any mistakes or errors in the issuance of any certificates or in the certificates themselves.

4.                                      Legend on Certificates.  The Shares issued to the Participant in respect of the Restricted Stock Units shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws or the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any certificates that may be issued representing the Shares to make appropriate reference to such restrictions.

5.                                      Transferability.  Unless otherwise determined by the Committee, a Restricted Stock Unit may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

6.                                      Withholding.  The Company or its Affiliate shall have the right to withhold from any payment due or transfer made with respect to the Restricted Stock Unit, any applicable withholding taxes in respect of the Restricted Stock Unit or the Shares to which they relate or any payment or transfer with respect to the Restricted Stock Unit or under the Plan and to take such action as may be necessary at the option of the Company to satisfy all obligations for the payment of such taxes.

7.                                      Securities Laws.  Upon the acquisition of any Shares delivered in respect of the Restricted Stock Units pursuant to Sections 3(a) and 3(b), the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

8.                                      Notices.  Any notice under this Agreement shall be addressed to the Company in care of its General Counsel at the principal executive office of the Company and to the Participant at the address appearing in the records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Any such notice shall be deemed effective upon delivery to the addressee.

9.                                      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws.

10.                               Restricted Stock Units Subject to the Plan.  By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and, if applicable, the Deferral Plan.  The Restricted Stock Units and any Shares delivered in respect thereto are subject to the Plan and, if Participant made a deferral election with respect thereto, the Deferral Plan.  The terms and provisions of the Plan and the Deferral Plan as each may be amended from time to time are hereby incorporated by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Deferral Plan, the applicable terms and provisions of the Plan or Deferral Plan will govern and prevail.  If Participant made a deferral election with respect to the Restricted Stock Units, in the event of a conflict between any term or provision contained in the Plan and in the Deferral Plan, the applicable terms and provisions of the Deferral Plan will govern and prevail.

11.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Any counterpart or other signature hereupon delivered by facsimile or electronic image scan shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

TRW AUTOMOTIVE HOLDINGS CORP.

By:
Name:
Its:

Participant: